Exhibit 24

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Armando Geday and Robert J. McMullan, and either of them singly (with full power to either of them to act alone), as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in either of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signatures                   Title                                   Date
----------                   -----                                   ----

/s/ Armando Geday          President, Chief Executive          November 13, 2000
------------------------   Officer and Director
   Armando Geday           (Principal Executive Officer)

/s/ Robert J. McMullan     Chief Financial Officer             November 13, 2000
------------------------   (Principal Accounting
  Robert J. McMULLAN       Officer)


/s/ Thomas Epley           Director                            November 13, 2000
------------------------
    Thomas Epley


/s/ Keith Geeslin          Director                            November 13, 2000
------------------------
    Keith Geeslin

/s/ David Stanton          Director                            November 13, 2000
------------------------
    David Stanton

                           Director                            November _, 2000
------------------------
    Dipanjan Deb


/s/ James Coulter          Director                            November 13, 2000
------------------------
    James Coulter


/s/ Barbara Connor         Director                            November 13, 2000
----------------------
    Barbara Connor


/s/ Frederico Faggin       Director                            November 13, 2000
----------------------
   Frederico Faggin


                           Director                            November _, 2000
----------------------
    John Marren


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